                                                                    EXHIBIT 99.1
                                                                    ------------

             INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS


1.   BILTRON (PTY) LIMITED

          The name, present principal occupation or employment and citizenship of each director and executive officer of Biltron (PTY) Limited ("Biltron") is as follows:

                                                    PRINCIPAL
                                POSITION WITH     OCCUPATION OR
NAME                               BILTRON         EMPLOYMENT        CITIZENSHIP
----                            -------------     -------------      -----------
Dr. William P. Venter             Director        See Item 2 of      South African
                                                  Schedule 13D

          Biltron's business address is corner Brakpan and Van Dyk Roads, Boksburg East 1459, South Africa.

2.   VENTRON CORPORATION LIMITED

          The name, present principal occupation or employment and citizenship of each director and executive officer of Ventron Corporation Limited ("Ventron") is as follows:


                                                                     PRINCIPAL
                                POSITION WITH                      OCCUPATION OR
NAME                               VENTRON                          EMPLOYMENT                     CITIZENSHIP
----                            -------------                      -------------                   -----------
Dr. William P. Venter           Director and Chairman        See Item 2 of Schedule 13D            South African

Leslie Boyd                     Non-Executive Director       See below                             South African

Harold A. Serebro               Executive Director           Executive Director of Ventron         South African

Craig G. Venter                 Non-Executive Director       See below                             South African

Robert E. Venter                Non-Executive Director       See below                             South African


          Leslie Boyd's principal occupation is as Chairman of Anglo American Industrial Corporation Limited, a diversified industrial holding company whose principal subsidiaries and divisions operate in the fields of iron, steel, engineering and ferro-alloys, mining and construction equipment, tools and contracting services, pulp, paper, forestry and timber products, building and construction and electronics and automotive components, industrial explosives and chemicals. The corporation, its subsidiaries and associates, have investments in electronics and electrical engineering, building and construction, sugar and food, freight and travel, motor assembly and distribution, textiles, and furniture and appliances retailing. Mr. Boyd's business address is 44 Main Street, Johannesburg 2001, South Africa.

          Craig G. Venter's principal occupation is as Chief Executive of Allied Technologies Limited, which is a holding company for interests engaged in the development, design, manufacture, installation and distribution of telecommunications equipment, electronic systems, electronic components, networking, mining

                                      1-1
and industrial products, vehicle tracking systems, mobile radio and cellular telephony. Allied Technologies Limited is an indirect, majority-owned subsidiary of Allied Electronics Corporation Limited. Mr. Venter's business address is Morning Glen Office Park, 140 Kelvin Drive, Gallo Manor, Sandton 2196, South Africa.

          Robert E. Venter's principal occupation is as Chief Executive of Power Technologies Limited, the holding company for interests in a broad spectrum of power electrical products covering power and telecommunication cables, power generation, transmission and distribution equipment, electrical, lighting and ancillary products and industrial and automotive batteries. Power Technologies Limited is an indirect, majority-owned subsidiary of Allied Electronics Corporation Limited. Mr. Venter's business address is 42 Main Road, Eastleigh, Edenvale 1609, South Africa.

          The Ventron business address of all the directors and executive officers is Altron House, 4 Sherborne Road, Parktown 2193, South Africa, unless otherwise stated.

3.   ALLIED ELECTRONICS CORPORATION LIMITED

          The name, present principal occupation or employment and citizenship of each director and executive officer of Allied Electronics Corporation Limited ("Altron") is as follows:

                                                                     PRINCIPAL
                                POSITION WITH                      OCCUPATION OR
NAME                               ALTRON                           EMPLOYMENT                     CITIZENSHIP
----                            -------------                      -------------                   -----------
Dr. William P. Venter           Director and Chairman          See Item 2 of Schedule 13D          South African

Ismail M. Ayob                  Non-Executive Director         See below                           South African

Peter M.O. Curle                Director, Corporate Finance    As stated                           British

Leslie Boyd                     Non-Executive Director         See paragraph 2 of this             South African
                                                               Exhibit 1

Derek A. Hawton                 Non-Executive Director         See below                           South African

David H. Jacobson               Director, Science and          As stated                           South African
                                Technology

Felicia Mabuza-Suttle           Non-Executive Director         See below                           South African

P. David Redshaw                Executive Director             See below                           British

Harold A. Serebro               Executive Director             See paragraph 2 of this             South African
                                                               Exhibit 1

Geoff N. Sproule                Financial Director             As stated                           South African

Anthony J. Trahar               Non-Executive Director         See below                           South African

     The business address of the directors and executive officers of Altron is Altron House, 4 Sherborne Road, Parktown 2193, South Africa, unless otherwise stated below.

                                      1-2

          Ismail M. Ayob's principal occupation is as an attorney. Mr. Ayob's business address is I.M. Ayob and Partners, 26th Floor, Southern Life Building, 45 Commissioner Street, Johannesburg 2001, South Africa.

          Derek A. Hawton's principal occupation is as Chairman and Chief Executive Officer of Safmarine and Rennies Holdings Limited, whose primary activities include shipping and air transport operations, freight and travel services, hotel resort and casino activities, limited service hotels, cinemas and entertainment services. Mr. Hawton's business address is Sun International, 3 Sandown Valley Crescent, Off Fredman Drive, Sandown, Sandton 2196, South Africa.

          Felicia Mabuza-Suttle's principal occupation is as a television talk show host. Ms. Mabuza-Suttle's business address is FMS Productions, 6 Venus Road, Melrose 2196, South Africa.

          P. David Redshaw's principal occupation is as Executive Chairman of Fintech Limited, which represents several major international corporations in the field of information technology and accordingly offers a diverse range of products and systems embracing computers, ATM's, computer-aided design and processing, reprographics and business communications technologies. Mr. Redshaw's business address is Momentum Business Park, Old Pretoria Road, Midrand, South Africa. Fintech Limited is a direct, majority-owned subsidiary of Altron.

          Anthony J. Trahar's principal occupation is as Deputy Chairman of Anglo American Industrial Corporation. For a description of the business of Anglo American Industrial Corporation, see paragraph 2 of this Exhibit 1.

4.   TELEMETRIX PLC

          The name, present principal occupation or employment and citizenship of each director and executive officer of Telemetrix PLC ("Telemetrix") is as follows:

                                                                     PRINCIPAL
                                POSITION WITH                      OCCUPATION OR
NAME                             TELEMETRIX                         EMPLOYMENT                     CITIZENSHIP
----                            -------------                      -------------                   -----------
Arthur S. Walsh                 Director and Chairman                 See below                      British

Timothy M. Curtis               Director and Chief Executive          As stated                      British

Bruce D. Rattray                Finance Director                      As stated                      British

William K. Gardener             Non-Executive Director                See below                      British

Robert E. Venter                Non-Executive Director                See paragraph 2 of this        South African
                                                                      Exhibit 1

William P. Venter               Non-Executive Director                See Item 2                     South African

Colin S. Gaskell                Non-Executive Director                See below                      British

Lorraine Sharp                  Company Secretary                     As stated                      British

          Arthur S. Walsh's business address is Crawley Court, Winchester, Hampshire SO21 2QA, England.

                                      1-3

          William K Gardener's principal occupation is as a director of Charterhouse Bank PLC, a merchant and investment banking group. His business address is 1 Paternoster Row, London EC4M 7DH, England.

          Colin S. Gaskell's principal occupation is as Group Managing Director of The 600 Group PLC, an international group manufacturing and marketing machine tools, machine tool accessories, lasers and precision optical equipment and other engineering products. Mr. Gaskell's business address is Witan Court, 284 Witan Gate, Milton Keynes MK9 1EJ, England.

     The Telemetrix business address of all the directors and executive officers is Knaves Beech Estate, Loudwater, High Wycombe, Buckinghamshire HP10 9QZ, England, unless otherwise stated.

5.   TELEMETRIX INVESTMENTS LIMITED

The directors of Investments are Timothy M. Curtis and Bruce D. Rattray. Lorraine Sharp is the Company Secretary of Investments. The business address of each of Mr. Curtis, Mr. Rattray and Ms. Sharp is Knaves Beech Estate, Loudwater, High Wycombe, Buckinghamshire HP10 9QZ, England. Each of Mr. Curtis and Mr. Rattray are presently employed as a director, and Ms. Sharp is presently employed as the Company Secretary, of each of Telemetrix, Investments and the other wholly-owned subsidiaries of Telemetrix in the United Kingdom, the address of which is Knaves Beech Estate, Loudwater, High Wycombe, Buckinghamshire HP10 9QZ, England. Each of Mr. Curtis, Mr. Rattray and Ms. Sharp is a British citizen.

6.   TELEMETRIX OVERSEAS INVESTMENTS BV

          The name, present principal occupation or employment and citizenship of each director and executive officer of Telemetrix Overseas Investments BV ("Overseas") is as follows:


                                                                     PRINCIPAL
                                POSITION WITH                      OCCUPATION OR
NAME                               OVERSEAS                         EMPLOYMENT                     CITIZENSHIP
----                            -------------                      -------------                   -----------
Bruce D. Rattray                Managing Director                  See paragraph 4,                  British
                                                                   this exhibit

Zonika BV                       Managing Director                  Corporate Director                Dutch

Bernhard Sander                 Managing Director                  Managing Director, Trend          German
                                                                   Communications GmbH, an
                                                                   indirect, wholly-owned
                                                                   subsidiary of Telemetrix.

     The Overseas business address of all the directors is 3032 AC Rotterdam, Hofplein 19, The Netherlands.

                                      1-4